UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2008

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 – Completion of Acquisition or Disposition of Assets.

As previously reported, National Penn and KNBT entered into a merger agreement dated September 6, 2007, providing for the merger of KNBT with and into National Penn (the “Merger”) and a subsequent merger of Keystone Nazareth Bank & Trust Company, a wholly-owned subsidiary of KNBT, with and into National Penn Bank (the “Bank Merger”).  Each share of KNBT common stock has been converted into the right to receive 1.03 shares of National Penn common stock. The Merger and Bank Merger are effective on February 1, 2008 and February 2, 2008, respectively.  The press release concerning the closing of this transaction is filed herein as Exhibit 99.1 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01 – Other Events.

On January 23, 2008, the Board of Directors of National Penn, based on the recommendation of its Compensation Committee, approved, effective January 1, 2008, the following change in the cash directors' fees for non-employee directors of National Penn.  The fee for attendance at meetings of the holding company Board of Directors will be $1,500 per meeting (rather than $1,000 per meeting).  Except for this change, the cash directors' fees for 2008 remain as previously disclosed by National Penn in its Form 8-K dated December 21, 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)            Exhibits.

99.1	Press release of National Penn Bancshares, Inc. dated February 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	February 1, 2008	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number                                                                            Description

99.1	Press release of National Penn Bancshares, Inc. dated February 1, 2008